EXHIBIT 99.1

FORM OF

CNB HOLDINGS, INC.

SUBSCRIPTION AGREEMENT
FOR
RECORD DATE SECURITY HOLDERS
OF CNB HOLDINGS, INC. AND
FIRST CAPITAL BANCORP, INC.

CNB Holdings, Inc.
7855 North Point Parkway, Suite 200
Alpharetta, Georgia 30022

Ladies and Gentlemen:

      You have informed the undersigned that CNB Holdings, Inc., a Georgia corporation (the “Company”), is offering a minimum of 750,000 shares and a maximum of 1,000,000 shares of its common stock, par value $1.00 per share (the “Shares”), at a price of $12.00 per share. As described in the Company’s Prospectus, dated                , 2004 (the “Prospectus”), each holder of securities of the Company or securities of First Capital Bancorp, Inc., a Georgia corporation (“First Capital), including holders of outstanding shares of common stock, outstanding options to acquire shares of common stock, and debentures convertible into shares of common stock, as of a record date of                , 2004, is entitled to purchase one Share for every 4.113 shares of Company’s common stock (on a fully diluted basis) that such security holder is expected to own following the merger of First Capital with and into the Company, as described in the Prospectus (the “Merger”). You have informed the undersigned that this right to subscribe for Shares in the offering is the undersigned’s Primary Subscription Right.

      You have informed the undersigned that if any Shares remain available after completion of the exercise period for Primary Subscription Rights, the undersigned may be able to purchase additional Shares through the exercise of the undersigned’s Additional Subscription Right. The Additional Subscription Rights are available only to those record date security holders who subscribe for their full pro rata portion of the Shares being offered through the Primary Subscription Rights. The Additional Subscription Rights entitle eligible record date security holders to purchase an additional number of shares of the Company’s Common Stock, subject to the limitations on the number of additional shares that may be purchased in the offering. These limitations are described in the Prospectus under the heading “Terms of the Offering — Allocation of Shares — Additional Subscription Rights” and “Terms of the Offering — How to Subscribe.”

      You have informed the undersigned that if additional Shares remain available following the exercise of all Primary Subscription Rights and Additional Subscription Rights, Shares may be offered to outside investors.

      Set forth on the accompanying Personalized Security Holder Information Sheet are (1) the number of shares of the Company’s common stock, on a fully diluted basis, that the undersigned is expected to own following the Merger (under the heading “Your Projected Ownership of CNB Following the Merger”), and (2) the corresponding number of Shares the undersigned may subscribe for through the exercise of the undersigned’s Primary Subscription Rights (under the heading “Shares You May Purchase Through Your Primary Subscription Rights”).

      In order to subscribe for Shares in this offering, the undersigned must deliver this completed Subscription Agreement and a check, bank draft or money order payable to “The Bankers Bank, Escrow Agent for CNB Holdings, Inc.” in the amount of $12.00 for each Share subscribed for through the exercise of Primary Subscription Rights, no later than 5:00 p.m., Atlanta, Georgia time, on                , 2004, unless we extend the period to exercise Primary Subscription Rights. Once made, subscriptions are irrevocable.

      The Shares to be issued pursuant to this Subscription Agreement are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

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REPRESENTATIONS AND ACKNOWLEDGEMENTS

      As an inducement to the Company to accept this Subscription Agreement, the undersigned hereby represents, acknowledges, understands and agrees as follows:

      1. The undersigned was a record or beneficial owner of securities (including common stock and options or debentures convertible into common stock) of the Company or First Capital, as of the record date of                    , 2004.

      2. The undersigned has received and reviewed a copy of the Prospectus, including the information set forth under the heading “Risk Factors” and “Terms of the Offering.” The undersigned is aware that additional copies of the Prospectus are available upon request from H.N. Padget, Jr., President and Chief Executive Officer of the Company, at 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022.

      3. The undersigned is aware that all subscriptions for Shares in this offering are irrevocable by the subscriber once made.

      4. The undersigned is aware that in order to exercise the undersigned’s Primary Subscription Rights and Additional Subscription Rights, this Subscription Agreement and payment of $12.00 for each Share subscribed for through the Primary Subscription Right must be received by the Company no later than 5:00 p.m., Atlanta, Georgia time, on                      , 2004.

      5. If the undersigned has subscribed for Shares under “B. Additional Subscription Shares” on page 3 of this Subscription Agreement, the undersigned represents that the undersigned has subscribed for the full pro rata portion of Shares allocated to the undersigned through the Primary Subscription Rights.

      6. The representations, warranties, agreements and information provided by the undersigned will be relied upon by the Company when issuing Shares through the exercise of the Primary Subscription Rights and Additional Subscription Rights of the undersigned.

      7. This Subscription Agreement shall be binding upon and inure to the benefit of the undersigned’s heirs, successors and representatives. The undersigned shall not transfer or assign his or her interest under this Subscription Agreement.

      8. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflicts of law principles thereunder.

STOCK CERTIFICATE REGISTRATION INSTRUCTIONS

If the undersigned plans to subscribe for Shares in this offering, please complete the following instructions.

      Name: _________________________________________

      Additional Name if Tenant in Common or Joint Tenant:

      Mailing Address:

      Social Security Number or other Taxpayer Identification Number: ___________________________________

Legal form of ownership:
Individual	Joint Tenants with Rights of Survivorship

Tenants in Common	Uniform Gift to Minors

Other __________

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SUBSCRIPTION

A. PRIMARY SUBSCRIPTION SHARES

      The undersigned hereby irrevocably subscribes to purchase the number of Shares set forth below, which number may not exceed the maximum number of Shares the undersigned may subscribe for through the exercise of Primary Subscription Rights. (Set forth in the accompanying Personalized Security Holder Information Sheet under the heading “Shares You May Purchase Through Your Primary Subscription Rights”).

X $12.00 per share

Number of Shares Subscribed For in Primary Subscription		Payment Due for Shares Subscribed For in Primary Subscription

B. ADDITIONAL SUBSCRIPTION SHARES

      If the undersigned has purchased all of the Shares allocated to the undersigned through the exercise of the Primary Subscription Rights, the undersigned may specify the number of additional Shares the undersigned wishes to subscribe for in the event Shares remain available after completion of the exercise period for Primary Subscription Rights.

Number of Shares Subscribed
For in Additional Subscription*

* You will be notified of the actual number of Shares you may purchase through your Additional Subscription Rights and the date by which the Company must receive payment for such Shares, after completion of the exercise period for Primary Subscription Rights.

      Please fill in the information requested below, and make your check payable to “The Bankers Bank, Escrow Agent for CNB Holdings, Inc.,” in the amount of $12.00 multiplied by the number Shares subscribed for through the Primary Subscription Rights, and mail this Subscription Agreement and your check to the attention of H.N. Padget, Jr., President and Chief Executive Officer, CNB Holdings, Inc., 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022.

(Signature of Subscriber)

Print Name

Date

Phone Number

(To be completed by the Company:)

      Accepted as of    , 2004, as to    shares.

CNB HOLDINGS, INC.

By:
Signature

Print Name and Title

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FEDERAL INCOME TAX BACKUP WITHHOLDING

      In order to prevent the application of federal income tax backup withholding, each subscriber must provide the escrow agent with a correct Taxpayer Identification Number (“TIN”). An individual’s social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.

      Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”).

      Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

      If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, “Applied For” should be written in the space provided for the TIN on the Substitute Form W-9.

SUBSTITUTE FORM W-9

      Under penalties of perjury, the undersigned certifies that: (i) The number shown on this form is the undersigned’s correct Taxpayer Identification Number (or the undersigned is waiting for a Taxpayer Identification Number to be issued), and (ii) the undersigned is not subject to backup withholding because: (a) the undersigned is exempt from backup withholding; or (b) the undersigned has not been notified by the Internal Revenue Service (“IRS”) that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified the undersigned that the undersigned is no longer subject to backup withholding.

      You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).

      Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Employer	Social Security or Employer

Identification No.: __________________________	Identification No.: __________________________

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